Mpower Holding Announces Fourth Quarter and Year End 2005 Results

ROCHESTER, NY - February 15, 2006 - Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of data and voice services to retail and wholesale business customers, today announced results of its operations for the fourth quarter and year ended December 31, 2005.

“Today, we are pleased to report record Adjusted EBITDA and Adjusted Gross Margin for the fourth quarter of 2005. These results stem primarily from a greater portion of our business being served on our higher margin T1 platform as well as from the synergies we have achieved from our acquisition of ICG’s California business in January of last year,” stated Mpower Chairman and Chief Executive Officer Rolla P. Huff. “Over the past year we have integrated the fiber network, customer base and wholesale business acquired from ICG. During the year we also complemented our network footprint with the acquisition of a fiber network in our Las Vegas market and the installation of a soft switch in Southern California.”

“For the full year 2005, Mpower achieved annual growth rates of 28% in both revenue and Adjusted Gross Margin, and reported over 100% growth in Adjusted EBITDA,” added Huff. “We believe these results have created true value in our business, a belief we reiterated in our recently announced authorization to implement a stock repurchase plan.”

The company’s reported results for the fourth quarter of 2004 and full year 2004 exclude results from the ICG California business acquired in January 2005.

Mpower’s total operating revenue for the fourth quarter of 2005 was $48.9 million, essentially even with third quarter 2005 revenue and a 29% increase over revenue reported in the fourth quarter of 2004. Full year total operating revenue was $193.0 million, growing 28% over 2004 total operating revenue. Core customer revenue, which represents revenue from the sale of data and voice services, grew to $45.9 million in the fourth quarter of 2005, up slightly from the $45.8 million reported in the third quarter of 2005 and up 31% over the fourth quarter of 2004. Core customer revenue increased 33% year over year, ending 2005 at $179.9 million.

Adjusted Gross Margin from continuing operations was $27.6 million or 56.5% of revenue in the fourth quarter of 2005, showing continued improvement over the $26.3 million or 53.4% of revenue in the third quarter of 2005 and the $20.6 million or 54.6% of revenue in the fourth quarter of 2004. Full year 2005 Adjusted Gross Margin was $104.9 million or 54.4% of revenue as compared to $81.7 million or 54.1% of revenue for full year 2004. Adjusted Gross Margin is calculated as gross margin excluding depreciation, amortization and incremental transition expenses related to the cost of operating revenues. Gross margin, which includes depreciation, amortization and incremental transition expenses, was $23.5 million in the fourth quarter of 2005, $22.2 million in the third quarter of 2005 and $18.5 million in the fourth quarter of 2004. Gross margin for full year 2005 increased to $89.2 million over the $73.7 million reported for full year 2004.

Fourth quarter 2005 selling, general and administrative (SG&A) expenses from continuing operations, excluding depreciation and amortization expense, were $21.0 million, down approximately 7% from third quarter 2005 SG&A expenses and 7% higher than fourth quarter 2004 SG&A expenses. Full year SG&A expenses totaled $89.3 million in 2005 versus $73.1 million of full year SG&A in 2004. Mpower’s reported SG&A expenses include incremental transition expenses related to the acquisition of ICG California’s assets, network facility relocation expense, agent selling expense-warrants and stock-based compensation, all of which are excluded from Adjusted EBITDA. These items totaled $0.4 million in the fourth quarter of 2005, $0.5 million in both the third quarter of 2005 and the fourth quarter of 2004, $3.1 million for full year 2005 and $0.7 million for full year 2004.

Adjusted EBITDA grew to $7.0 million in the fourth quarter of 2005, a significant increase over $4.2 million in Adjusted EBITDA in the third quarter of 2005 and the $1.5 million of Adjusted EBITDA in the fourth quarter of 2004. Mpower achieved full year 2005 Adjusted EBITDA of $18.7 million, more than double its full year 2004 Adjusted EBITDA of $9.3 million.

Mpower reported income from continuing operations in the fourth quarter of 2005 of $1.4 million, improving from a third quarter 2005 loss from continuing operations of $2.3 million, and fourth quarter 2004 loss from continuing operations of $2.6 million. Mpower ended 2005 with a loss from continuing operations of $1.3 million, an improvement over the $6.3 million loss from continuing operations reported for 2004.

The company reported fourth quarter 2005 net income of $1.4 million versus a $2.3 million net loss in the third quarter of 2005 and a $2.4 million net loss in the fourth quarter of 2004. Full year 2005 net loss was $1.3 million as compared to net loss for full year 2004 of $5.4 million.

Full year 2005 loss from continuing operations and net loss were positively impacted by a non-recurring $7.7 million lease termination payment. Net of certain transaction costs, $7.2 million was recorded in other income in the first quarter of 2005.

Mpower’s basic income per common share from continuing operations was $0.02 and diluted income per common share from continuing operations was $0.01 in the fourth quarter of 2005 as compared to a basic and diluted loss per common share of $0.03 in both the third quarter of 2005 and the fourth quarter of 2004. Full year 2005 basic and diluted loss per common share from continuing operations was $0.01 versus a basic and diluted loss per common share of $0.08 for the full year 2004.

Capital expenditures in the fourth quarter of 2005 were $4.2 million and $16.2 million for the full year 2005, below the company’s full year capital expenditure guidance of $17-$21 million, largely due to the timing of $3.6 million of expenditures. Mpower ended 2005 with approximately $28.4 million in unrestricted cash, cash equivalents and investments available-for-sale, as compared to $26.4 million at the end of the third quarter of 2005.

“To build on these results in 2006, Mpower is focusing on further leveraging the unique capabilities of our deep and dense facilities-based network to expand our Hosted IP products and applications,” added Huff. “We are actively working to maximize our competitive advantage in the marketplace as we place more focus and investment in the high growth areas of partnership selling and wholesale business opportunities, as well as additional IT systems to support our customers and partners. Accordingly, we are increasing our 2006 capital expenditure guidance by $2.9 million to reflect these investments.”

The company is also increasing its capital expenditure guidance by the above referenced $3.6 million to reflect expenses that were expected to have been incurred in 2005 that are now being carried into 2006. As a result of these changes, Mpower’s capital expenditure guidance for 2006 has been revised to $17.5-$19.5 million from $11.0-$13.0 million.

Mpower today reaffirmed its Operating Revenue and Adjusted EBITDA guidance for full year 2006 as follows:

Full Year 2006
Operating Revenue	$198.8-206.5 million
Growth over 2005	3-7%
Adjusted EBITDA	$23.4-25.3 million
Growth over 2005	25-35%

Financial Statements and Reconciliation to GAAP
The accompanying financial statements include Mpower’s financial guidance for the full year 2006. Also included with the financial statements are reconciliations of the most directly comparable GAAP measures, Gross Margin and Net Income (Loss), to the non-GAAP financial measures used by Mpower, Adjusted Gross Margin and Adjusted EBITDA.

Company Presentation
A PowerPoint presentation and business model detailing Mpower’s quarterly results and financial projections can be found on the company’s Web site at www.mpowercom.com.

Webcast/Audio Stream & Conference Call to Discuss Fourth Quarter and Year End 2005 Results
Mpower will host a Webcast and conference call to discuss the details of its fourth quarter and year-end 2005 financial and operating results.

Date:	Thursday, February 16, 2006
Time:	10:00 a.m. (Eastern time)
Audio Live Number:	1-800-556-8525, PIN #6967852
Webcast & Audio Streaming Link/Instructions:
http://showvisuals.mshow.com/findshow.aspx?usertype=0&cobrand=128&shownumber=287761
This link will access both the audio and PowerPoint presentation for the call. Advanced registration on the site is recommended. Click on the link above to register in advance and/or join the conference call at the designated time.

Webcast Replay:	Available for 30 days after the call at above link
Audio Replay Number:	1-877-519-4471, PIN #6967852 from February 16, 2006 at 1:00 p.m. Eastern through February 23, 2006 at 5:00 p.m. Eastern

Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower’s use of non-GAAP financial measures, Adjusted Gross Margin and Adjusted EBITDA, to supplement Mpower’s consolidated financial statements presented on a GAAP basis, as well as the use of Adjusted EBITDA in financial guidance, Regulation G requires Mpower to include in this press release a presentation of the most directly comparable GAAP measures, which are Gross Margin, which includes depreciation, amortization and incremental transition expenses related to cost of operating revenues, and Net Income (Loss), and a reconciliation of the measures to GAAP. Mpower has presented a reconciliation of these measures for each of the periods presented. The non-GAAP measure Adjusted EBITDA provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company’s core business operating results; and (iii) the use of Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. Mpower has excluded from its presentation of Adjusted EBITDA, incremental transition expense, stock-based compensation, agent selling expense - warrants, network facility relocation expense, network optimization costs, depreciation and amortization, interest income, interest expense, other income, and income (loss) from discontinued operations because Mpower does not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower’s performance in its core business. The non-GAAP measure Adjusted Gross Margin provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of this measure as a performance measurement and (ii) the use of a similar calculation by almost all companies in the CLEC sector as a measurement of performance. Adjusted Gross Margin is calculated as gross margin excluding depreciation, amortization and incremental transition expenses because Mpower does not believe that including such items in the calculation of Adjusted Gross Margin provides investors with an appropriate measure of analyzing Mpower’s historical financial performance or for comparing other similar companies in the CLEC sector. Mpower’s utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income (loss), income (loss) from continuing operations, cash flow, gross margin and other measures of financial performance prepared in accordance with GAAP. Adjusted Gross Margin and Adjusted EBITDA are not GAAP measurements and Mpower’s use of them may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation
Founded in 1996, Mpower Holding Corporation (AMEX:MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and network services for retail business and wholesale customers in California, Nevada and Illinois. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that certain statements contained in this press release that state our and/or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, future sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition, and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts
Mpower Communications Investor Contact: Gregg Clevenger, Chief Financial Officer Telephone: 585-218-6547 Email: gclevenger@mpowercom.com	Mpower Communications Media Contact: Michele Sadwick, Vice President Telephone: 585-218-6542 Email: msadwick@mpowercom.com

FINANCIAL STATEMENTS

BALANCE SHEET (amounts in $ thousands)	December 31, 2005	September 30, 2005	December 31, 2004
Current Assets
Cash and Cash Equivalents	$18,278	$16,220	$27,327
Investments Available-for-Sale	8,845	9,758	8,064
Accounts Receivable, net	13,828	15,254	10,140
Other Receivables	890	1,304	3,164
Prepaid Expenses and Other Current Assets	3,075	2,989	3,060
Total Current Assets	44,916	45,525	51,755
Property and Equipment, net	65,492	66,043	33,012
Long-Term Restricted Cash and Cash Equivalents	9,237	9,531	9,515
Long-Term Investments Available-for-Sale	1,317	448	2,041
Goodwill	8,861	8,861	-
Intangibles, net	3,785	4,036	4,367
Other Long-Term Assets	4,396	4,535	4,274
Total Assets	$138,004	$138,979	$104,964

Current Liabilities
Current Maturities of Capital Lease Obligations	$540	$538	$-
Accounts Payable	12,545	14,644	20,462
Accrued Sales Tax Payable	1,841	2,210	2,190
Accrued Bonus	904	723	2,508
Deferred Revenue	5,141	5,133	5,059
Accrued Other Expenses	13,741	14,138	11,756
Total Current Liabilities	34,712	37,386	41,975
Long-Term Capital Lease Obligations	23,120	23,141	-
Other Long-Term Liabilities	2,415	2,212	1,833
Total Liabilities	60,247	62,739	43,808
Common Stock	92	91	79
Additional Paid-in Capital	121,991	121,891	104,054
Accumulated Deficit	(44,326)	(45,742)	(42,977)
Total Stockholders' Equity	77,757	76,240	61,156
Total Liabilities and Stockholders' Equity	$138,004	$138,979	$104,964

	Three Months Ended	Three Months Ended	Three Months Ended	For the Year Ended	For the Year Ended
STATEMENT OF OPERATIONS (amounts in $ thousands, except common share and per common share amounts)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Operating Revenues:
Core Customer	$45,883	$45,807	$34,932	$179,946	$135,647
Switched Access	2,997	3,342	2,836	13,071	15,363
Total Operating Revenues	48,880	49,149	37,768	193,017	151,010

Costs, Expenses and Other:
Cost of Operating Revenues (exclusive of depreciation and amortization
shown separately below. See Note 1.)	21,269	22,998	17,144	88,222	69,279
Selling, General and Administrative (exclusive of depreciation and
amortization shown separately below. See Note 2.)	21,025	22,577	19,567	89,303	73,111
Network Optimization Costs	(122)	-	-	(122)	-
Depreciation and Amortization	4,897	5,165	3,878	21,653	15,533
Interest Income	(234)	(214)	(161)	(869)	(430)
Interest Expense	945	941	54	3,817	248
Other Income, net	(297)	(39)	(156)	(7,686)	(418)
Income (Loss) from Continuing Operations	1,397	(2,279)	(2,558)	(1,301)	(6,313)

Income (Loss) from Discontinued Operations	19	(32)	166	(48)	908
Net Income (Loss)	$1,416	$(2,311)	$(2,392)	$(1,349)	$(5,405)

Basic Income (Loss) per Common Share:
Income (Loss) from Continuing Operations	$0.02	$(0.03)	$(0.03)	$(0.01)	$(0.08)
Income (Loss) from Discontinued Operations	$0.00	$(0.00)	$0.00	$(0.00)	$0.01
Net Income (Loss)	$0.02	$(0.03)	$(0.03)	$(0.01)	$(0.07)

Basic Weighted Average Common Shares Outstanding	91,500,160	91,473,028	78,536,629	91,437,180	78,438,470

Diluted Income (Loss) per Common Share:
Income (Loss) from Continuing Operations	$0.01	$(0.03)	$(0.03)	$(0.01)	$(0.08)
Income (Loss) from Discontinued Operations	$0.00	$(0.00)	$0.00	$(0.00)	$0.01
Net Income (Loss)	$0.01	$(0.03)	$(0.03)	$(0.01)	$(0.07)

Diluted Weighted Average Common Shares Outstanding	100,733,029	91,473,028	78,536,629	91,437,180	78,438,470

Adjusted Gross Margin	$27,611	$26,264	$20,624	$104,908	$81,731
Adjusted Gross Margin (% of Revenue)	56.5%	53.4%	54.6%	54.4%	54.1%

Adjusted EBITDA	$6,975	$4,156	$1,521	$18,738	$9,310
Adjusted EBITDA (% of Revenue)	14.3%	8.5%	4.0%	9.7%	6.2%

	Three Months Ended	Three Months Ended	Three Months Ended	For the Year Ended	For the Year Ended
RECONCILIATION TO GAAP (amounts in $ thousands)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Adjusted Gross Margin	$27,611	$26,264	$20,624	$104,908	$81,731
Incremental Transition Expense (See Note 3)	-	(113)	-	(113)	-
Depreciation and Amortization (allocated to Cost of Operating Revenues.
See Note 1.)	(4,076)	(3,970)	(2,080)	(15,611)	(8,006)
Gross Margin (GAAP)	$23,535	$22,181	$18,544	$89,184	$73,725

	Three Months Ended	Three Months Ended	Three Months Ended	For the Year Ended	For the Year Ended
RECONCILIATION TO GAAP (amounts in $ thousands)	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Adjusted EBITDA	$6,975	$4,156	$1,521	$18,738	$9,310
Agent Selling Expense - Warrants (See Note 4)	(95)	(103)	(13)	(410)	(148)
Stock-Based Compensation (See Note 4)	-	-	-	-	(91)
Incremental Transition Expense (See Note 3)	(270)	(474)	(451)	(2,807)	(451)
Network Facility Relocation Expense (See Note 4)	(24)	(5)	-	(29)	-
Network Optimization Costs	122	-	-	122	-
Depreciation and Amortization	(4,897)	(5,165)	(3,878)	(21,653)	(15,533)
Interest Income	234	214	161	869	430
Interest Expense	(945)	(941)	(54)	(3,817)	(248)
Other Income, net	297	39	156	7,686	418
Income (Loss) from Continuing Operations	1,397	(2,279)	(2,558)	(1,301)	(6,313)
Income (Loss) from Discontinued Operations	19	(32)	166	(48)	908
Net Income (Loss) (GAAP)	$1,416	($2,311)	($2,392)	($1,349)	($5,405)

Note 1: Cost of operating revenues is exclusive of depreciation and amortization of $4,076, $3,970, and $2,080 for the three months ended December 31, 2005, September 30, 2005, and December 31, 2004, as well as $15,611 and $8,006 for the years ended December 31, 2005 and December 31, 2004.

Note 2: Selling, general and administrative expense is exclusive of depreciation and amortization of $821, $1,195, and $1,798 for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004, as well as $6,042 and $7,527 for the years ended December 31, 2005 and December 31, 2004.

Note 3: Cost of operating revenues and selling, general and administrative expense includes Incremental Transition Expenses related to the ICG California acquisition, however these amounts are excluded from our Adjusted Gross Margin and Adjusted EBITDA calculations.  These amounts total $270, $474, and $451 for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004, including $0, $113 and $0 related to cost of operating revenues and excluded from our Adjusted Gross Margin for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004.  For the years ended December 31, 2005 and December 31, 2004 these amounts total $2,807 and $451, including $113 and $0 related to cost of operating revenues excluded from our Adjusted Gross Margin.

Note 4: Selling, general and administrative expense includes costs for Agent Selling Expense - Warrants, Stock-Based Compensation and Network Facility Relocation Expenses, however these amounts are excluded from our Adjusted EBITDA calculation.  These amounts total $119, $108, and $13 for the three months ended December 31, 2005, September 30, 2005, and December 31, 2004, as well as $439 and $239 for the years ended December 31, 2005 and December 31, 2004.

2006
GUIDANCE ($ amounts in thousands)	Low - High
Operating Revenue	$198,800 - 206,500

Adjusted EBITDA	$23,400 - 25,300
Agent Selling Expense - Warrants	(400) - (300)
Stock-Based Compensation Expense	(2,100) - (2,000)
Network Facility Relocation Expense	(700) - (600)
Depreciation and Amortization	(22,100) - (22,000)
Interest Income	900 - 900
Interest Expense	(3,800) - (3,700)
Other Income, net	100 - 100
Loss from Continuing Operations	(4,700) - (2,300)
Loss from Discontinued Operations	(100) - (100)
Net Loss (GAAP)	$(4,800) - (2,400)

Total CAPEX	$17,500 - $19,500